Exhibit 10.1

THIRD MODIFICATION TO LOAN DOCUMENTS

THIS THIRD MODIFICATION TO LOAN DOCUMENTS (this “Modification Agreement”) is entered into as of July 28, 2011 by and among SUNLINK HEALTH SYSTEMS, INC., a corporation organized under the laws of the State of Ohio (“SHS”), SUNLINK HEALTHCARE LLC, a limited liability company organized under the laws of the State of Georgia, DEXTER HOSPITAL, LLC, a limited liability company organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., a corporation organized under the laws of the State of Georgia, SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., a corporation organized under the laws of the State of Georgia, HEALTHMONT OF GEORGIA, INC., a corporation organized under the laws of the State of Tennessee, HEALTHMONT, LLC, a limited liability company organized under the laws of the State of Georgia, HEALTHMONT OF MISSOURI, LLC, a limited liability company organized under the laws of the State of Georgia, SUNLINK SERVICES, INC., a corporation organized under the laws of the State of Georgia, SUNLINK SCRIPTSRX, LLC (f/k/a Sunlink Homecare Services, LLC), a limited liability company organized under the laws of the State of Georgia, CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, a limited liability company organized under the laws of the State of Georgia, DAHLONEGA CLINIC, LLC, a limited liability company organized under the laws of the State of Georgia, CARMICHAEL’S CASHWAY PHARMACY, INC., a corporation organized under the laws of Louisiana, CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., a corporation organized under the laws of Louisiana, and BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., a corporation organized under the laws of Louisiana (each individually, a “Borrower” and, collectively, the “Borrowers”), the other persons designated as “Credit Parties” on the signature pages hereof, the financial institutions who are parties to this Modification Agreement as Lenders (the “Lenders”), and CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company (in its individual capacity “Chatham”), as Agent.

RECITALS

WHEREAS, the Agent, Union Bank of California, N.A., as the funding agent (the “Funding Agent”), the financial institutions that are party thereto as lenders, the Borrowers and the other Credit Parties are parties to that certain Amended and Restated Credit Agreement, dated as of August 1, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Borrowers expect to raise additional capital through private placement transactions (the “Private Placement Transactions”), the first of which is expected to close not later than August 15, 2011 (the “First Private Placement Transaction”), and intend to prepay a portion of the Term Loan with cash on hand and the proceeds of the Private Placement Transactions (collectively, the “PPT Loan Prepayment”);

WHEREAS, the Borrowers are hereby requesting that the Agent and Lenders agree to modify certain terms of the Credit Agreement in connection with the closing of such Private Placement Transactions and the PPT Loan Prepayment, in each case in accordance with the terms of this Modification Agreement; and

WHEREAS, the Agent and Lenders agree to modify certain terms of the Credit Agreement in connection with the closing of such Private Placement Transactions and the PPT Loan Prepayment, in each case on the terms and subject to the conditions described herein,

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1. Changes to Credit Agreement. Subject to the satisfaction of the applicable conditions to the Effective Date set forth in Section 2 herein, the Borrowers, the other Credit Parties, the Agent and the Lenders hereby agree as follows:

(a) The following definitions set forth in Section 1.1 of the Credit Agreement are hereby revised and restated in their entirety to read as follows:

““Applicable Revolving Margin”: 8.875%, provided that such Applicable Revolving Margin shall reduce by 0.8125% on the date the September Paydown Covenant is satisfied, whether before or after September 30, 2011 and provided further that the Applicable Revolving Margin shall further reduce by 0.8125% on the date the December Paydown Covenant is satisfied, whether before or after December 31, 2011.”

““Applicable Term Loan Margin”: 10.82%, provided that such Applicable Term Loan Margin shall reduce by 0.625% on the date the September Paydown Covenant is satisfied, whether before or after September 30, 2011 and provided further that, if the Covenant is satisfied, the Applicable Term Loan Margin shall further reduce by 0.625% on the date the December Paydown Covenant is satisfied, whether before or after December 31, 2011.”

““Borrowing Base”: A dollar amount equal to 85% of the Net Collectible Value of Borrowers’ Eligible Accounts at such time less reserves established from time to time by Agent in its reasonable credit judgment.”

““Termination Date”: The earliest of (a) January 1, 2013, (b) the date on which the Revolving Commitment is terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.8 hereof.”

(b) Section 1.1 of the Credit Agreement is revised by adding the following new defined term in proper alphabetical order:

““December Paydown Covenant”: As defined in Section 5.17(a).”

““RDA Loans”: As defined in Section 5.17(a).”

““RDA Prepayment Date”: As defined in Section 5.17(a).”

““RDA Program”: As defined in Section 5.17(a).”

““September Paydown Covenant”: As defined in Section 5.17(a).”

““Third Amendment”: that certain Third Modification to Loan Documents dated as of July 28, 2011 by and among the Borrowers, the Lenders, the Funding Agent and the Agent.”

““Value”: With respect to any asset, the greater of its book value or its actual sale price (which sale price may include both cash and non-cash consideration).”

(c) Section 2.5(b) of the Credit Agreement is revised in its entirety to read as follows:

“The principal of the Term Loan shall be payable in (i) equal installments of One Hundred Forty-Five Thousand Eight Hundred Thirty-Three Dollars and 33/100 cents ($145,833.33) on the first Business Day of each month; provided that, on and after the receipt of each prepayment on the Term Loan pursuant to Section 5.17 hereof, such monthly amortization amount shall be reduced on a proportionate basis by the percentage by which such prepayment reduced the initial principal amount of the Term Loan and (ii) one balloon payment on the Termination Date equal to any unpaid principal balance, together with all accrued and unpaid interest.”

(d) Section 2.6(a) of the Credit Agreement is revised in its entirety to read as follows:

“(a) Mandatory Prepayments for a Prepayment Event. If at any time a Prepayment Event occurs, the Borrowers shall immediately repay the Loans in the amount of (without duplication):

(i) 100% of the net cash proceeds realized by a Prepayment Event described in clause (b), clause (c) or clause (e) of the definition of the term “Prepayment Event,”

(ii) 50% of the net cash proceeds realized by a Prepayment Event described in clause (d) of the definition of the term “Prepayment Event”; provided, however, that the Borrowers shall repay the Loans in the amount of 100% of the proceeds of the RDA Loans approved by the Required Lenders (net of all reasonable closing costs for such RDA Loans, all capital expenditures required by such RDA Loans, and all required working capital balances required by such RDA Loans) and 100% of the net cash proceeds of the First Private Placement Transaction,

(iii) at all times when the Total Outstandings are greater than $10,000,000, 100% of the net cash proceeds in excess of $250,000 (either individually or in the aggregate during the remaining term of this Agreement commencing on the date of the Third Amendment) realized by any one or more Prepayment Event(s) described in clause (a) of the definition of the term “Prepayment Event” and relating to any assets sold, transferred or otherwise disposed of with a Value (either individually or in the aggregate during the term of this Agreement) in excess of $250,000, and

(iv) at all times when the Total Outstandings are less than or equal to $10,000,000, 100% of the net cash proceeds in excess of $2,500,000 (either individually or in the aggregate during the remaining term of this Agreement commencing on the date of the Third Amendment) realized by any one or more Prepayment Event(s) described in clause (a) of the definition of the term “Prepayment Event” and relating to any assets sold, transferred or otherwise disposed of with a Value (either individually or in the aggregate during the term of this Agreement) in excess of $2,500,000.

Any such prepayments shall be applied to the Loans in accordance with Section 2.6(e).”

(e) Section 2.7 of the Credit Agreement is revised in its entirety to read as follows:

“Section 2.7 Mandatory Prepayment of Term Loan from Excess Cash Flow. Within one hundred twenty (120) days after the end of each fiscal year commencing with the fiscal year ended June 30, 2012, Borrowers, jointly and severally, shall prepay the outstanding principal of the Term Loan in an amount equal to twenty-five percent (25%) of the Consolidated Excess Cash Flow for such fiscal year, which prepayment shall be made to Funding Agent, for the ratable benefit of Lenders, and shall be applied in payment of the Term Loan, and, in each instance, against remaining payments thereon in the inverse order of maturity (starting with the balloon payment thereon due on the Termination Date) until the Term Loan shall have been prepaid in full. The calculation shall be based on the consolidated audited Financial Statements for the Borrowers and their Subsidiaries. Such prepaid amounts may not be reborrowed.”

(f) Section 2.17 of the Credit Agreement is revised in its entirety to read as follows:

“Section 2.17 Appraisals. The Agent, in its reasonable credit judgment, may, and upon the written request of the Borrowers’ Agent will, obtain an appraisal of any Encumbered Real Estate, Encumbered Equipment or Eligible Inventory from an AMI certified appraiser reasonably satisfactory to the Agent and the Borrowers’ Agent in case of the Encumbered Real Estate and any experienced equipment or inventory appraiser reasonably satisfactory to the Agent and the Borrowers’ Agent in case of the Encumbered Equipment or Eligible Inventory, each of which shall be conducted on a “going concern” basis in the case of assets of any Borrower that is a going concern and otherwise on an orderly liquidation value basis (a “Qualifying Appraisal”), provided that, so long as no Event of Default has occurred and is continuing, no Qualifying Appraisal on any Encumbered Real Estate shall be required or requested until on and after June 1, 2012, and only if, at such time, the unpaid principal balance of the Term Loan equals or exceeds $10,000,000. Upon obtaining any such Qualifying Appraisal, the Agent shall notify the Borrowers’ Agent of the appraised value of the property that is the subject thereof and upon such notification such appraised value shall be used to determine the Collateral Coverage Ratio for one year after the date of the issuance of the appraisal in the case of Encumbered Real Estate and Encumbered Equipment, and three months in the case of Eligible Inventory, except as otherwise provided herein. Unless an Event of Default has occurred and is continuing, (a) the Borrowers shall be responsible only for the payment of costs and expenses for a Qualified Appraisal requested by it and (b) no more than one appraisal shall be conducted for any particular item of Collateral during each calendar year in the case of Encumbered Real Estate and Encumbered Equipment, and each calendar quarter in the case of Eligible Inventory. If an Event of Default has occurred and is continuing the Borrowers shall be responsible for the payment of costs and expenses for a Qualified Appraisal.”

(g) Section 5.17(a) of the Credit Agreement is revised in its entirety to read as follows:

“(a) On or prior to September 30, 2011, the Borrowers shall cause the closing and funding of one or more loans under the Rural Development Advance program (such loans, the “RDA Loans,” and such program, the “RDA Program”) to be consummated on terms and conditions reasonably satisfactory to the Required Lenders with all proceeds thereof being concurrently applied to permanently repay the Term Loan (which proceeds, net of all reasonable transaction costs, expenses and holdbacks, shall not be less than $6,500,000) (the foregoing closing and paydown requirements due by September 30, 2011, the “September Paydown Covenant”). On or prior to December 31, 2011, the Borrowers shall cause the closing and funding of such other RDA Loans to be consummated on terms and conditions consistent with the proposal letters and/or letters of intent (as applicable) previously delivered to the Agent and on terms reasonably satisfactory to the Required Lenders with all proceeds thereof being concurrently applied to permanently repay the Term Loan (which proceeds, net of all reasonable transaction costs, expenses and holdbacks, but plus, without duplication, any amounts in excess of the $6,500,000 used to prepay the Term Loan pursuant to the September Paydown Covenant, shall not be less than $8,500,000 on an aggregate basis between September 30, 2011 and December 31, 2011) (the foregoing closing and paydown requirements due by December 31, 2011, the “December Paydown Covenant”). As used herein, the date on which the required prepayments arising from each of the September Paydown Covenant and the December Paydown Covenant occurs is referenced herein as the “RDA Payment Date.” The Borrowers, Agent and Lenders agree that notwithstanding anything to the contrary contained in this Agreement (including, without limitation, the terms of Section 7.1 hereof), the sole consequence of any failure by Borrowers to satisfy any of the undertakings set forth in this Section 5.17(a) shall be the Special Pricing Increases (as defined below) and that no Default or Event of Default shall be deemed to occur solely as a result of any failure by the Borrowers to timely comply with the terms of this Section 5.17(a). As used herein, “Special Pricing Increases” shall mean (a) if Borrowers fail to timely comply with the September Paydown Covenant on or prior to September 30, 2011, the Applicable Revolving Margin and the Applicable Term Loan Margin shall each be automatically increased by 25 basis points over the levels which would otherwise be applicable under this Agreement for the period commencing October 1, 2011, and (b) if Borrowers fail to timely comply with the December Paydown Covenant on or prior to December 31, 2011, the Applicable Revolving Margin and the Applicable Term Loan Margin shall each be automatically increased by 25 basis points over the levels which would otherwise be applicable under this Agreement for the period commencing January 1, 2012, in addition to and not in lieu of any increase resulting under subclause (a) above. Once any Special Pricing Increase occurs, it shall be irrevocable and deemed fully earned and shall not be subject to any refund or rebate of any kind, provided, however, that any Special Pricing Increase arising out of the Borrowers’ failure to timely comply with the September Paydown Covenant shall be eliminated on a prospective basis on the date the September Paydown Covenant is actually satisfied (regardless of when such date occurs after September 30, 2011) and any Special Pricing Increase arising out of the Borrowers’ failure to timely comply with the December Paydown Covenant shall be eliminated on a prospective basis on the date the December Paydown Covenant is actually satisfied (regardless of when such date occurs after December 31, 2011).

The Borrowers, Agent and Lenders acknowledge and agree that the inclusion of any language in this Section 5.17(a) which refers to any matter being “reasonably satisfactory” to the Required Lenders shall be limited to determining whether Borrowers have satisfied their obligations under this Section 5.17(a). Without limiting any of the obligations of the Borrowers described in this Section 5.17(a), nothing contained in this Section 5.17(a) shall be deemed to modify or limit the sole and absolute discretion of the Agent and Required Lenders to approve or withhold approval to any proposed incurrence of Indebtedness, incurrence of Liens, release or subordination of any Liens in any Collateral, and/or any sale or disposition of any assets of any Credit Party which is not otherwise expressly permitted by the terms of this Agreement.”

(h) Section 6.2 of the Credit Agreement is revised by adding at the end thereof, the following new subsection (d):

“(d) other dispositions of property during the term of this Agreement whose Value in the aggregate for all such dispositions of property does not exceed (i) $250,000 when the Total Outstandings are greater than $10,000,000 or (ii) $2,500,000 when the Total Outstandings are less than or equal to $10,000,000.”

(i) Section 6.10 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.10 Capital Expenditures. The Credit Parties will not make, or permit any Subsidiary to make, Capital Expenditures in an amount exceeding (a) $6,000,000 on a consolidated basis during the period from the Original Closing Date through the last day of each calendar month occurring on or prior to the first anniversary of the Original Closing Date and (b) during any twelve consecutive month period thereafter, $6,000,000 on a consolidated basis, not including any Permitted Investments, provided however that, the foregoing limitation shall not apply to any Capital Expenditures required by the RDA Loans approved in writing by the Required Lenders.”

(j) Section 6.11 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.11 Subordinated Debt. No Credit Party will, nor permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement, provided that, so long as no Default or Event of Default shall have occurred and be continuing and the unpaid principal balance of the Term Loan is less than $20,000,000, the Credit Parties may make scheduled payments of principal and interest on Subordinated Debt due to the Sellers; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory, unless expressly permitted pursuant to an intercreditor or subordination agreement entered into between the holder of any such Subordinated Debt and the Agent); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations would thereby be terminated or impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt would become or be declared to be due or payable or any other notice received from any holder of Subordinated Debt, or any trustee therefor, that would be adverse in any material respect to the interests of any Credit Party or any Lender.”

(k) Section 6.13(d) of the Credit Agreement is hereby revised by deleting the number “$500,000” therein and substituting in lieu thereof the number “$1,000,000” and by adding the following to the end thereof immediately before the period:

“and provided further that the RDA Loans shall not be included for purposes of calculating the amount of Indebtedness under this clause (d) related to Capitalized Lease Obligations and Indebtedness secured by purchase money Liens”.

(l) Section 6.13(h) of the Credit Agreement is revised in its entirety to read as follows:

“(h) Subordinated Debt owing by one or more Credit Parties to the Sellers in an aggregate principal amount not to exceed $3,000,000 and other Subordinated Debt owing by one or more Credit Parties to any other Person or Persons in an aggregate principal amount not to exceed $15,000,000, provided that such other Subordinated Debt shall be on terms and conditions satisfactory to the Agent in the exercise of its reasonable discretion and subject to an intercreditor or subordination agreement entered into between the holder of any such Subordinated Debt and the Agent, which agreement shall be in form and substance satisfactory to the Agent and the Required Lenders in the exercise of their reasonable discretion.”

(m) Section 6.16 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.16 Leverage Ratio. The Credit Parties will not permit the Leverage Ratio, for the twelve (12) consecutive months ending on the last day of each fiscal quarter, to exceed 4.00 to 1.00.”

(n) Section 6.17 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.17 Senior Leverage Ratio. The Credit Parties will not permit the Senior Leverage Ratio, for the twelve (12) consecutive months ending on the last day of each fiscal quarter, to exceed 3.50 to 1.00.”

(o) Section 6.18 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.18 Minimum Liquidity. The Credit Parties (on a consolidated basis) will not permit at any time the sum of their (i) actual cash and Cash Equivalents and (ii) Availability to be less than $1,000,000.”

(p) Section 6.19 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.19 Collateral Coverage Ratio. On and after June 1, 2012, the Borrowers will not permit the Collateral Coverage Ratio to be less than 1.2 to 1.0 at any time thereafter.”

(q) Section 6.20 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.20 Fixed Charge Coverage Ratio. The Credit Parties will not permit the Fixed Charge Coverage Ratio (which Fixed Charge Coverage Ratio shall not include any financing fees, waiver fees, amendment fees or other transaction costs and fees relating to the incurrence of RDA Loans or the waiver, amendment or modification of the Credit Agreement) for the twelve (12) consecutive months ending on the last day of each fiscal quarter to be less than 1.0 to 1.0, provided however, that such Fixed Charge Coverage Ratio for the twelve (12) consecutive months ending on the last day of any such fiscal quarter shall not be less than 1.1 to 1.0 on and after the date on which the first $6,500,000 of Term Loan prepayments arising from one or more RDA Loans has been received by the Agent” and in respect of the debt service on any such RDA Loans and the principal of the Term Loan paid down out of the proceeds of such RDA Loans, be computed pro forma utilizing the debt service associated with such RDA Loans and excluding the trailing debt service associated with the principal amount of the Term Loan paid from the proceeds of such RDA Loans.”

(r) Section 6.21 of the Credit Agreement is revised in its entirety to read as follows:

“Section 6.21 Alternate Minimum EBITDA. The Credit Parties will not permit the sum of (i) the Consolidated EBITDA plus (ii) to the extent deducted in computing Consolidated EBITDA, severance expenses incurred during the period commencing July 1, 2010 through and including March 31, 2011 in an aggregate amount not exceeding $500,000 plus (iii) with respect to each Person and any of its Subsidiaries acquired in a Permitted Acquisition during the relevant period of determination, the Consolidated Pro Forma EBITDA of such Person and any of its Subsidiaries for all times during such relevant period prior to the acquisition of such Person and any of its Subsidiaries, for the twelve (12) consecutive months ending on March 31, 2011, and on the last day of each fiscal quarter thereafter, to be less than $7,000,000.”

Section 3. Conditions Precedent. The terms of Section 1 of this Modification Agreement shall become effective as of the date each of the following conditions are satisfied (the “Effective Date”):

(a) The Agent shall have received duly executed counterparts to this Modification Agreement from each of the Credit Parties, the Agent and the Required Lenders;

(b) The First Private Placement Transaction shall have been consummated and the Borrowers shall have received net cash proceeds of not less than $2,500,000 from the First Private Placement Transaction;

(c) The Agent and Lenders shall have received fully executed copies of all documents relating to the First Private Placement Transaction, which shall be on terms and conditions reasonably satisfactory to the Agent and the Required Lenders;

(d) For the benefit of the Lenders on the basis of their Pro Rata Shares, the Agent shall have received, by wire transfer, in immediately available funds, a prepayment of principal in the amount of $8,000,000 which will be applied by the Agent to the unpaid principal balance of the Term Loan;

(e) For the ratable benefit of the Lenders on the basis of their Pro Rata Shares, the Agent shall have received, by wire transfer, in immediately available funds, an amendment fee equal to $131,200.37; and

(f) The Agent shall have received payment of its reasonable legal fees and out-of-pocket expenses arising from and relating to this Modification Agreement.

Section 4. Representations and Warranties. Each of the Credit Parties hereby represents and warrants to the Agent and Lenders, which representations and warranties shall survive the execution and delivery of this Modification Agreement, that:

(a) All of the representations and warranties contained in Article IV of the Credit Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality in which case such specific materiality qualifiers shall apply) on the Effective Date, with the same force and effect as if made on such date, unless such representation and warranty expressly applies to an earlier date, in which case such representation and warranty shall be deemed made as of such earlier date.

(b) The execution, delivery and performance by each Credit Party of this Modification Agreement have been duly authorized by all necessary corporate action by such Credit Party. This

Modification Agreement constitutes the legal, valid and binding obligations of each Credit Party executing the same, enforceable against each Credit Party in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

(c) The execution, delivery and performance by each Credit Party of this Modification Agreement will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Credit Party, (ii) violate or contravene any provision of the Articles or Certificates of Incorporation or Formation, bylaws, operating agreement or partnership agreement of such Credit Party, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Credit Party is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

(d) Except as specifically waived hereunder, no Default or Event of Default has occurred and is continuing.

(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Credit Party to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Modification Agreement.

Section 5. Acknowledgment; Release. The Credit Parties acknowledge and agree that their obligations to the Agent and the Lenders under the Credit Agreement as revised hereby are owing without offset, defense or counterclaim assertable by the Credit Parties against the Agent or any Lender. The Credit Parties further acknowledge and agree that the Security Documents continue to secure the obligations of the Borrowers under the Credit Agreement as revised hereby. Each of the Credit Parties hereby waives, releases and discharges Agent, the Funding Agent and Lenders from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Loans, the other Obligations, the Loan Documents and/or any documents, agreements, dealings or other matters connected with any of the foregoing including, without limitation, all known and unknown matters, claims, transactions, or things occurring prior to the date of this Modification Agreement related to the Loans, the other Obligations, the Loan Documents and/or any documents, agreements, dealings or other matters connected with any of the foregoing.

Section 6. General Provisions.

(a) Except as specifically revised or waived set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Each of the Credit Parties hereby confirms its respective guarantees, pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Modification Agreement, such guarantees, pledges, grants of security interests and mortgages and other obligations, and the terms of each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Modification Agreement.

(b) The execution, delivery and effectiveness of this Modification Agreement shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the Effective Date of this Modification Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as revised hereby.

(c) Each Credit Party acknowledges and agrees that the revisions, waivers and consents set forth herein are effective solely for the purposes set forth herein and shall not be deemed (i) except as expressly provided in this Modification Agreement, to be a consent by the Agent or any Lender to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate the Agent or Lenders to forbear, waive, consent or execute similar revisions or waivers under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of the Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Modification Agreement.

(d) This Modification Agreement may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Modification Agreement by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Modification Agreement.

(e) In case any provision in or obligation under this Modification Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(f) This Modification Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g) Without limiting the general applicability of Section 8.2 of the Credit Agreement, the Credit Parties agree to reimburse the Agent for the reasonable fees, costs and expenses of counsel in connection with the preparation, negotiation, execution, delivery and administration of this Modification Agreement.

(h) This Modification Agreement shall constitute a Loan Document.

(i) Section headings in this Modification Agreement are included herein for convenience of reference only and shall not constitute a part of this Modification Agreement for any other purposes.

(j) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS MODIFICATION AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

<Signatures Appear on the Following Pages>

IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement as of the date first written above.

BORROWERS: SUNLINK HEALTH SYSTEMS, INC., as a Borrower and Borrowers’ Agent

By:
Name:
Title:

SUNLINK HEALTHCARE, LLC, as a Borrower By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

DEXTER HOSPITAL, LLC, as a Borrower By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

SOUTHERN HEALTH CORPORATION OF ELLIJAY, INC., as a Borrower

By:
Name:
Title:

SOUTHERN HEALTH CORPORATION OF DAHLONEGA, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

SOUTHERN HEALTH CORPORATION OF HOUSTON, INC., as a Borrower

By:
Name:
Title:

HEALTHMONT OF GEORGIA, INC., as a Borrower

By:
Name:
Title:

HEALTHMONT, LLC, as a Borrower By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

HEALTHMONT OF MISSOURI, LLC, as a Borrower By its Sole Member HealthMont, LLC

By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

SUNLINK SERVICES, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

SUNLINK SCRIPTSRX, LLC (f/k/a SunLink Homecare Services, LLC), as a Borrower By its sole member SunLink Health Systems, Inc.

By:
Name:
Title:

CENTRAL ALABAMA MEDICAL ASSOCIATES, LLC, as a Borrower By its Sole Member SunLink Healthcare, LLC

By its Sole Member SunLink Health Systems, Inc.

By:
Name:
Title:

DAHLONEGA CLINIC, LLC, as a Borrower By its Sole Member Southern Health Corporation of Dahlonega, Inc.

By:
Name:
Title:

CARMICHAEL’S CASHWAY PHARMACY, INC., as a Borrower

By:
Name:
Title:

CARMICHAEL’S NUTRITIONAL DISTRIBUTOR, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

BREATH OF LIFE HOME HEALTH EQUIPMENT, INC., as a Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

AGENT:

CHATHAM CREDIT MANAGEMENT III, LLC, as Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

FUNDING AGENT:

UNION BANK OF CALIFORNIA, N.A., as Funding Agent

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

LENDERS:

CHATHAM CREDIT MANAGEMENT III, LLC, not individually, but as agent for CHATHAM INVESTMENT FUND QP III, LLC, as a Lender and CHATHAM INVESTMENT FUND III, LLC, as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]

LENDERS:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

[SIGNATURE PAGE TO THE THIRD MODIFICATION TO LOAN DOCUMENTS]